EXHIBIT (H)(1)(IV)

AMENDMENT NO. 3 TO

ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT NO. 3 TO ADMINISTRATIVE SERVICES AGREEMENT, dated as of June 18, 2012 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust (the “Registrants”), each a Massachusetts business trust, on behalf of their respective underlying series listed in Schedule A to the Administrative Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties wish to restate Schedule A and Schedule B to reflect the addition of new series of the Registrants to the Agreement;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A and Schedule B. Effective as of the date hereof, Schedule A and Schedule B to the Agreement shall be replaced with Schedule A and Schedule B hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrants, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

Schedule A

List of Series Under each Registrant

Effective as of June 18, 2012

Registrant	FUNDS
Columbia Funds Series Trust I	Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
CMG Ultra Short Term Bond Fund
Columbia Active Portfolios – Select Large Cap Growth Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia Large Cap Growth Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia Mid Cap Growth Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Risk Allocation Fund
Columbia Select Large Cap Growth Fund
Columbia Select Small Cap Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund

Columbia Funds Variable Insurance Trust	Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Money Market Fund
Columbia Variable Portfolio – Select Large Cap Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
Variable Portfolio – AQR Managed Futures Strategy Fund
Variable Portfolio – Eaton Vance Global Macro Advantage Fund
Variable Portfolio – Oppenheimer Commodity Strategy Fund

Schedule B

Fee Schedule

Effective as of March 14, 2012

Group I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Active Portfolio Multi Manager Alternative Strategies Fund(2)	0.080%	0.075%	0.070%	0.060%	0.050%
Active Portfolio Multi-Manager Core Plus Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Active Portfolio Multi Manager Small Cap Equity Fund	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Active Portfolio – Select Large Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Balanced Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Contrarian Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Corporate Income Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Dividend Income Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia High Yield Municipal Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia High Yield Opportunity Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia International Bond Fund	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Large Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Mid Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Risk Allocation Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Select Large Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Select Small Cap Fund	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Core Fund	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Growth Fund I	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Small Cap Value Fund I	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Strategic Income Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Strategic Investor Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Variable Portfolio – Contrarian Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Select Large Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%
Columbia Variable Portfolio – Small Cap Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Small Company Growth Fund	0.080%	0.075%	0.070%	0.060%	0.050%
Columbia Variable Portfolio – Strategic Income Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Variable Portfolio – AQR Managed Futures Strategy Fund(2)	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Eaton Vance Global Macro Advantage Fund(2)	0.080%	0.075%	0.070%	0.060%	0.050%
Variable Portfolio – Oppenheimer Commodity Strategy Fund(2)	0.080%	0.075%	0.070%	0.060%	0.050%

Group II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
	$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia California Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Connecticut Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Connecticut Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Massachusetts Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia New York Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%
Columbia Oregon Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%

Group III

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Real Estate Equity Fund	0.060%	0.055%	0.050%	0.040%

Group IV

	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
FUNDS	$0 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Energy and Natural Resources Fund	0.060%	0.050%	0.040%
Columbia Pacific/Asia Fund	0.08%	0.07%	0.60%

Group V

	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
FUNDS	$0 - $8,000	>$8,000 - $10,000	>$10,000 - $12,000	>$12,000
Columbia Value and Restructuring Fund	0.060%	0.055%	0.040%	0.030%

Group VI

	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
FUNDS	$0 - $750	>$750 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Emerging Markets Fund	0.080%	0.075%	0.070%	0.060%

Group VII

	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)
FUNDS	$0 - $1,000	>$1,000 - $1,500	>$1,500 - $3,000	>$3,000 - $6,000	>$6,000
Columbia Greater China Fund	0.080%	0.070%	0.060%	0.050%	0.040%

Group VIII

FUNDS	All ASSETS(1)
CMG Ultra Short Term Bond Fund	N/A
Columbia Technology Fund	N/A
Columbia U.S. Treasury Index Fund(3)	0.300%
Columbia Variable Portfolio – Asset Allocation Fund	0.020%
Columbia Variable Portfolio – Money Market Fund	0.150%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on aggregate net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Administrator (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any administrative fees paid to the Administrator by any Subsidiaries under separate administrative services agreements with the Subsidiaries.
(3)	The Administrator pays all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.